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                                                                    Exhibit 99.1

                                      PROXY
                           MERCANTILE FINANCIAL CORP.
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY __, 2005

The undersigned, shareholder(s) of MERCANTILE FINANCIAL CORP., do(es) hereby appoint Herbert Brinkman with full powers of substitution and resubstitution, to act as proxy for and in the name and stead of the undersigned at the Special Meeting of Shareholders of MERCANTILE FINANCIAL CORP., to be held on May __, 2006, and at any and all adjournments thereof, to vote all the common shares of MERCANTILE FINANCIAL CORP. held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. IT WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER OF BUSINESS PROPERLY COMING BEFORE THE MEETING. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


SEE REVERSE SIDE                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE



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[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY REVOKES ANY AND ALL OTHER PROXIES HERETOFORE GIVEN BY THE
UNDERSIGNED.

1. TO APPROVE THE AGREEMENT AND PLAN OF MERGER BY AND BETWEEN MERCANTILE FINANCIAL CORP. AND PEOPLES COMMUNITY BANCORP, INC., A MARYLAND CORPORATION.

                  [__] FOR [__] AGAINST [__] ABSTAIN

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN PROXY IN THE ENVELOPE PROVIDED.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or in a fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or authorized person. If a partnership, please sign in partnership's name by authorized person.


___________       No. of Common Shares Owned by the Undersigned



By: ________________________________      By:_______________________________

Print Name:_________________________      Print Name:_______________________

Title (if applicable):______________      Title (if applicable):____________